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                             Watkins-Johnson Company
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For Further Information:

   Media:                George Sard/      (Sard Verbinnen & Co)    212-687-8080
                         Judy Brennan
   Investor Contact:     Frank Emery       (Watkins-Johnson)        650-813-2752

For release after 2 p.m., Pacific Standard Time, March 31, 1999

            WATKINS-JOHNSON SELLS HIGH-DENSITY PLASMA CHEMICAL VAPOR DEPOSITION INTELLECTUAL PROPERTY AND ASSOCIATED HARDWARE
                              TO APPLIED MATERIALS

PALO ALTO, Calif., March 31, 1999 - WJ Semiconductor Equipment Group, Inc., a wholly owned subsidiary of Watkins-Johnson Company (NYSE: WJ), announced today that it has completed the sale of its high-density plasma chemical vapor deposition (HDPCVD) intellectual property assets plus associated inventory and hardware to Applied Materials, Inc. (NASDAQ: AMAT). This sale will result in a second-quarter pre-tax gain of $9 million.

"This transaction underscores our commitment, announced on March 1, to pursue the sale of the company in its entirety or as separate businesses to maximize value for our shareowners," said W. Keith Kennedy, president and chief executive officer of Watkins-Johnson Company. Kennedy also noted that earlier this month WJ announced a non-binding letter of intent regarding the sale of most of its Semiconductor Equipment Group (SEG) to Silicon Valley Group (NASDAQ: SVGI). The HDPCVD assets, a part of SEG, had been excluded from that letter of intent in order to permit WJ to pursue the sale of these assets separately.

Applied Materials, Inc. is a Fortune 500 global growth company and the world's largest supplier of wafer fabrication systems and services to the global semiconductor industry. Applied Materials' web site is www.appliedmaterials.com.

Watkins-Johnson Company specializes in two high-technology business areas. WJ's wireless-communications units produce radio-frequency components, subassemblies and equipment for fixed and mobile networks worldwide. The company's
Semiconductor Equipment Group produces atmospheric pressure chemical vapor deposition systems for high-volume integrated-circuit manufacturing. For more information, visit http://www.wj.com.

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Forward-looking Statements

This news release, other than the historical information, contains forward-looking statements that involve risks and uncertainties, which include the risks of consummation of the sale of the company or its component businesses, the assurance of executing and closing a definitive agreement to sell SEG's APCVD business, and the other risks detailed in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 1998. Actual results may vary materially.

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